GUARANTY AGREEMENT

Borrower:

TALEN’S MARINE AND FUEL, INC.
225 Pleasant Street
Lake Arthur, Louisiana 70549

Lender:

ALLEGRO BIODIESEL CORPORATION
6033 West Century Boulevard, Suite 1090
Los Angeles, California 90045

Guarantor:

C. RAYMOND TALEN
1216 Pom Roy Road
Lake Arthur, Louisiana 70549

DEFINITIONS.  The following terms shall have the following meanings when used in this Agreement:

Agreement. The term "Agreement" refers to this Guaranty Agreement as this Agreement may be amended or modified from time to time.

Appearers. The term “Appearers” refers individually, collectively and interchangeably to the parties named above as Borrower and Guarantor.

Borrower. The term "Borrower" refers individually, collectively and interchangeably to the above named Borrower(s).

Guarantor. The term "Guarantor" refers individually, collectively and interchangeably to the above named Guarantor(s) and all other persons guaranteeing payment and satisfaction of the Indebtedness as hereinafter defined.

Indebtedness. The term "Indebtedness" refers individually, collectively and interchangeably to i) a debt by the Borrower to the Lender in the amount of $640,000.00, and ii) Borrower’s obligations to Lender under that certain loan agreement among Borrower, Talen Landing II, Inc., Guarantor and Lender, dated contemporaneously herewith (as amended, modified or restated from time to time, the “Loan Agreement”). The debt is represented by a promissory note in the amount of $640,000.00, payable to the order of the Lender (including any amendments, substitutions, renewals and restatements, the “Note”) such Note being executed contemporaneously herewith. Payments on the Note are due as set forth in the Note. The Note matures on the earlier of September 24, 2007 or the consummation of the transaction contemplated by that Stock Purchase Agreement executed among Lender, the shareholders of Borrower and Talen Landing II, Inc., dated contemporaneously herewith (the “Stock Purchase Agreement”).

Lender. The term "Lender" refers collectively to the above named lenders, their successors and assigns, and any subsequent holder or holders of the Indebtedness, the obligations hereunder being fully enforceable.

GUARANTEE OF THE INDEBTEDNESS. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all of the present and future Indebtedness in favor of Lender. The amount of this guaranty is unlimited. This is a guaranty of payment and performance. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Appearers or any other person (including, without limitation, other guarantors, if any), nor against any collateral securing the Indebtedness. Guarantor waives any right to require that any action be brought against Appearers or any other person or to require that resort be had to any collateral for the Indebtedness. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Appearers shall be relieved of or fail to incur any debt, obligation or liability including the Indebtedness, Guarantor shall nevertheless be fully liable therefor. In the event of a default under or in payment of the Indebtedness which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Indebtedness) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the Indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining Indebtedness and obligations guaranteed hereby, even though any rights which Guarantor may have against Appearers may be destroyed or diminished by the exercise of any such remedy. The obligations of each Guarantor (each signatory) under this Agreement shall be joint and several and solidary.

CONTINUING GUARANTY. Guarantor's obligations and liability under this Agreement shall be open and continuous for so long as this Agreement remains in effect. Guarantor intends to and does hereby guarantee at all times the prompt and punctual payment, performance and satisfaction of all of the present and future Indebtedness in favor of Lender. Accordingly, any payments made on the Indebtedness will not discharge or diminish the obligations and liability of Guarantor under this Agreement for any remaining and succeeding Indebtedness in favor of Lender.

DURATION OF GUARANTY. This Agreement and Guarantor's obligations and liability hereunder shall remain in full force and effect until the earlier of: a) such time as the Indebtedness is fully paid and satisfied without further obligations on the part of the Lender to the Appearers to extend additional credit; or b) the consummation of the transaction contemplated by the Stock Purchase Agreement, at which time Lender shall provide Guarantor a written cancellation instrument in favor of Guarantor. Fluctuations may occur in the aggregate amount of the Indebtedness guaranteed under this Agreement and it is specifically acknowledged and agreed to by Guarantor that reductions in the amount of the Indebtedness, even to zero ($0.00) dollars, prior to Lender's written cancellation of this Agreement, shall not constitute or give rise to a termination of this Agreement.

DEFAULT. Should any event of default occur or exist under any of the Indebtedness in favor of Lender, Guarantor unconditionally and absolutely agrees to pay Lender the then unpaid amount of the Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges, subject to the maximum principal dollar amount limitations set forth above. Such payment or payments shall be made at Lender's offices indicated above, immediately following demand by Lender.

GUARANTOR'S WAIVER. Guarantor hereby waives:

(A) Notice of Lender's acceptance of this Agreement.

(B) Any right to require Lender to notify Guarantor of any nonpayment relating to any collateral directly or indirectly securing the Indebtedness, or notice of any action or nonaction on the part of any Appearer, Lender, or any other guarantor, surety or endorser of the Indebtedness, or notice of the creation of any new or additional Indebtedness subject to this Agreement.

(C) Any rights to demand or require collateral security from any Appearer or any other person as provided under applicable Louisiana law or otherwise.

(D) Any right to require Lender to notify Guarantor of the terms, time and place of any public or private sale of any collateral directly or indirectly securing the Indebtedness.

(E) Any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency against Guarantor, before or after Lender's commencement or completion of any foreclosure action, or any action in lieu of foreclosure.

(F) Any election of remedies by Lender that may destroy or impair Guarantor's subrogation rights or Guarantor's right to proceed for reimbursement against any Appearer or any other guarantor, surety or endorser of the Indebtedness, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness.

(G) Any disability or other defense of any Appearer, or any other guarantor, surety or endorser, or any other person, or by reason of the cessation from any cause whatsoever, other than payment in full of the Indebtedness.

(H) Any statute of limitations or prescriptive period, if at the time an action or suit brought by Lender against Guarantor is commenced, there is any outstanding Indebtedness of any Appearer to Lender which is barred by any applicable statute of limitations or prescriptive period.

Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences, and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

GUARANTOR'S SUBORDINATION OF RIGHTS. In the event that Guarantor should for any reason (A) advance or lend monies to any Appearer, whether or not such funds are used to make payment(s) under the Indebtedness, and/or (B) make any payment(s) to Lender or others for and on behalf of any Appearer under the Indebtedness, and/or (C) make any payment to Lender in total or partial satisfaction of Guarantor's obligations and liabilities under this Agreement, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect from or to be reimbursed by any Appearer (or from or by any other guarantor, endorser or surety of the Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Lender or otherwise, shall in all respects, whether or not any Appearer is presently or subsequently becomes insolvent, be subordinate, inferior and junior to the rights of Lender to collect and enforce payment, performance and satisfaction of the then remaining Indebtedness, until such time as the Indebtedness is fully paid and satisfied. In the event of Appearers’ insolvency or consequent liquidation of Appearers' assets, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Appearers applicable to the payment of claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the then remaining Indebtedness. If Guarantor is, or at any time may be, an "insider" of Appearers (or of any other guarantor, surety or endorser of the Indebtedness) within the context of Section 101(30) of the Bankruptcy Code (11 U.S.C. 101(30)), Guarantor shall have no rights of, and unconditionally agrees not to seek or obtain, collection or reimbursement from Appearers (or from any other guarantor, surety or endorser of the Indebtedness), whether by subrogation of Lender's rights or otherwise until the thirteenth (13th) month anniversary date following the full and final payment and satisfaction of the Indebtedness.

GUARANTOR'S RECEIPT OF PAYMENTS. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's collection and/or reimbursement rights against any Appearer (or against any other guarantor, surety or endorser of the Indebtedness) arising because of payment pursuant to this Guaranty until such time as all of the then remaining Indebtedness in favor of Lender is fully paid and satisfied. In the event that Guarantor should for any reason whatsoever receive any payment(s) from any Appearer (or any other guarantor, surety or endorser of the Indebtedness) that the Appearer (or such a third party) may owe to Guarantor because of payment pursuant to this Guaranty, Guarantor agrees to accept such payment(s) for and on behalf of Lender, advising the Appearer (or the third party payee) of such fact. Guarantor further unconditionally agrees to immediately deliver such funds to Lender, with such funds being held by Guarantor over any interim period, in trust for Lender. In the event that Guarantor should for any reason whatsoever receive any such funds from any Appearer (or any third party), because of payment pursuant to this Guaranty, and Guarantor should deposit such funds in one or more of Guarantor's deposit accounts, no matter where located, Lender shall have the right to attach such accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Guarantor, and whether or not such funds then remain on deposit in such an account or accounts, but only to the extent of such deposit of funds from the Appearer.

ADDITIONAL COVENANTS. Guarantor agrees that Lender may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing any of Guarantor's obligations or liabilities under this Agreement:

(A) Make additional secured and/or unsecured loans to any Appearer.

(B) Discharge, release or agree not to sue any party (including, but not limited to, any or all Appearer(s) or any other guarantor, surety, or endorser of the Indebtedness), who is or may be liable to Lender for any of the Indebtedness.

(C) Sell, exchange, release, surrender, realize upon, or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of the Indebtedness.

(D) Alter, renew, extend, accelerate, or otherwise change the manner, place, terms and/or times of payment or other terms of the Indebtedness, or any part thereof, including any decrease in the rate or rates of interest on any of the Indebtedness.

(E) Settle or compromise any of the Indebtedness.

(F) Apply any payments and/or proceeds to any of the Indebtedness in such priority or with such preferences as Lender may determine in its sole discretion, regardless of which of the Indebtedness then remains unpaid.

(G) Take or accept any other collateral as security or guaranty for any or all of the Indebtedness.

NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS. No course of dealing between Lender and Appearers (or any other guarantor, surety of endorser of the Indebtedness), nor any failure or delay on the part of Lender to exercise any of Lender's rights and remedies under this Agreement or any other agreement or agreements by and between Lender and Appearers (or any other guarantor, surety or endorser), shall have the effect of impairing or releasing Guarantor's obligations and liabilities to Lender, or of waiving any of Lender's rights and remedies under this Agreement or otherwise. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender's other rights and remedies; it being Guarantor's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Guarantor further agrees that, should any Appearer default under any of the Indebtedness, any waiver or forbearance on the part of Lender to pursue Lender's available rights and remedies shall be binding upon Lender only to the extent that Lender specifically agrees to such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one event of default shall not constitute a waiver or forbearance as to any other default.

NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect notwithstanding the occurrence of any event, including without limitation any one or more of the following events:

(A) The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority (whether corporate, partnership or trust) of any Appearer (or any person acting on an Appearer's behalf), or of any other guarantor, surety or endorser of the Indebtedness.

(B) Any payment by Appearers, or any party, to Lender that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or any such amounts or payment which, for any reason, Lender is required to refund or repay to Appearers or to any other person.

(C) Any dissolution of any Appearer, or any sale, lease or transfer of all or any part of any Appearer's assets.

(D) Any failure of Lender to notify Guarantor of the making of additional loans or other extensions of credit in reliance on this Agreement.

REPRESENTATIONS AND WARRANTIES BY GUARANTOR. Guarantor represents and warrants that:

(A) Guarantor has the lawful power to own its properties and to engage in its business as presently conducted.

(B) Guarantor's guaranty of the Indebtedness and Guarantor's execution, delivery and performance of this Agreement are not in violation of any laws and will not result in a default under any contract, agreement, or instrument to which Guarantor is a party, or by which Guarantor or its property may be bound.

(C) Guarantor has agreed and consented to execute this Agreement and to guarantee the Indebtedness in favor of Lender, at Appearers' request and not at the request of Lender.

(D) Guarantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated herein and/or arising out of the Indebtedness.

(E) This Agreement, when executed and delivered to Lender, will constitute a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms.

(F) Guarantor has established adequate means of obtaining information from Appearers on a continuing basis regarding Appearers' financial condition.

(G) Lender has made no representations to Guarantor as to the creditworthiness of Appearers.

ADDITIONAL OBLIGATIONS OF GUARANTOR. So long as this Agreement remains in full force and effect, Guarantor has not and will not, without Lender's prior written consent, sell, lease, assign, pledge, hypothecate, encumber, transfer, or otherwise dispose of all or substantially all of Guarantor's assets. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's risks under this Agreement. Guarantor further agrees that Lender shall have no obligation to disclose to Guarantor any information or material relating to Appearers or the Indebtedness.

NOTICES. Any notice provided in this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U.S. mail, postage prepaid, addressed to the person to whom the notice is to be given at the address shown above or at such other addresses as any party may designate to the other in writing. If there is more than one Guarantor under this Agreement, notice to any Guarantor shall constitute notice to all Guarantors. Notice to each Appearer shall be sent or delivered to the following address:

Allegro Biodiesel Corporation
6033 West Century Boulevard, Suite 1090
Los Angeles, California 90045
Attention: W. Bruce Comer, III

ADDITIONAL GUARANTIES. Guarantor recognizes and agrees that Guarantor may be simultaneously herewith executing another Guaranty in favor of Lender and may have previously and may in the future grant one or more additional guaranties of the Indebtedness in favor Lender. The execution of this Agreement and any additional guaranties on the part of Guarantor will not be construed as a cancellation of this Agreement or any of Guarantor's other guaranties; it being Guarantor's full intent and agreement that all such guaranties of the Indebtedness in favor of Lender shall remain in full force and effect and shall be cumulative in nature and effect.

AMENDMENT. No amendment, modification, consent or waiver of any provision of this Agreement, or consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lender, and then shall be effective only as to the specific instance and for the specific purpose for which given.

SUCCESSORS AND ASSIGNS BOUND. Guarantor's and Lender's obligations and liabilities under this Agreement shall be binding upon Guarantor's and Lender's successors, heirs, legatees, devisees, administrators, executors and assigns. The obligations of Guarantor hereunder shall flow in favor of any assignee of Lender’s rights in respect of the Indebtedness.

CAPTION HEADINGS. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

GOVERNING LAW. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Louisiana.

SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal invalid or unenforceable provision as may be possible and legal, valid and enforceable.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of June 26, 2007.

GUARANTOR:

/s/ C. Raymond Talen
C. Raymond Talen